UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2015 (October 23, 2015)

CANADIAN CANNABIS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54915	45-3327444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Rutherford Road South Brampton, Ontario, Canada	L6W 3J5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 790-3324

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Prior Independent Registered Public Accounting Firm

On October 23, 2015, following approval by the Board of Directors of Canadian Cannabis Corp. (the “Company”), the Company dismissed Hartley Moore Accountancy Corporation (“HMAC”) as the Company’s independent registered public accounting firm.

HMAC has served as the Company’s independent registered public accounting firm since its appointment on July 7, 2014. Therefore, HMAC has only issued one report on the Company’s financial statements, for the fiscal year end December 31, 2014. HMAC’s report on the Company’s financial statements for the fiscal year end December 31, 2014, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of HMAC on the Company’s financial statements for the fiscal years end December 31, 2014, contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

There were no reportable events under Item 304(a)(1)(v) of Regulation S-K during each of the Company’s fiscal years ended December 31, 2014, and September 30, 2013, and the interim three-month quarterly periods ended March 31, 2015, June 30, 2015, and September 30, 2015, and the interim period up to the date of the dismissal of HMAC, except for the fact that HMAC advised the Company of material weaknesses due to the lack of certain controls necessary for the Company to prepare reliable financial statements and disclosures for the year ended December 31, 2014. Also, during those periods, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with HMAC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HMAC, would have caused HMAC to make reference to the subject matter of the disagreements in connection with its reports.

The Company provided HMAC with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company has requested that HMAC furnish a letter addressed to the SEC stating whether it agrees with the statements made herein. A copy of HMAC’s letter dated October 28, 2015 is attached as Exhibit 16.1 hereto.

(b)	New Independent Registered Public Accounting Firm

As of October 23, 2014, the Company engaged the services of SRCO Professional Corporation (“SRCO”) as the Company’s new independent registered public accounting firm, following approval of the engagement by the Board of Directors.

During the Company’s fiscal years ended December 31, 2014, and September 30, 2013, and the subsequent interim period through October 23, 2015, neither the Company nor anyone on its behalf consulted with SRCO with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that SRCO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

16.1	Letter from Hartley Moore Accountancy Corporation to the Securities and Exchange Commission, dated October 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Canadian Cannabis Corp.
(Registrant)

Date: October 29, 2015	By:	/S/ Benjamin Ward
Benjamin Ward CEO, President, and Director

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